Exhibit 99.1

FOR IMMEDIATE RELEASE
Date: May 4, 2004
Contact: Leigh J. Abrams, President and CEO
Phone: (914) 428-9098 Fax: (914) 428-4581
E Mail: Drew@drewindustries.com

DREW INDUSTRIES ACQUIRES ZIEMAN MANUFACTURING COMPANY

White Plains, New York – May 4, 2004 – Drew Industries Incorporated (NYSE: DW) announced that it completed the acquisition today of Zieman Manufacturing Company. Zieman, a manufacturer of specialty trailers, chassis and chassis parts, has 10 factories in the Western U.S. Drew said terms of the transaction included $20.5 million in cash and the assumption of $5.1 million in debt.

Drew, a supplier of RV and manufactured housing (“MH”) components, reported that the acquisition expands its reach to RV and MH producers in the important West Coast market, while also adding specialty trailers, a new product line, to its already extensive line of products. The Company said the addition of Zieman is immediately accretive to earnings.

Drew said Whittier, Calif.-based Zieman, which manufactures trailers for equipment, boats, personal watercraft and snowmobiles, as well as chassis and chassis parts for recreational vehicles and manufactured homes, reported a strong first quarter, including a 25% increase in revenues and higher profits. Zieman reported net sales of $44 million in 2003. The former owners of Zieman will continue with the Company, which is now part of Lippert Components, Inc., Drew’s wholly owned chassis and RV slide-out manufacturer headquartered in Goshen, Indiana.

“This acquisition, our third over the last 10 months, fits our disciplined acquisition strategy from both a market expansion and valuation perspective,” said Leigh J. Abrams, President and CEO of Drew. “Jason Lippert, President and CEO of Lippert Components, and the rest of his management team is already in the process of integrating Zieman to better serve customers in both its business segments. The result is yet another step in our pursuit of becoming the leading supplier to the RV and MH markets. In addition, Lippert will attempt to market the highly respected Zieman brand of specialty trailers beyond the West Coast.”

Drew also announced it has increased its line of credit from $30 million to $50 million to fund the transaction.

“We look forward to building on the platform that Zieman provides by adding our management and marketing expertise to their complementary line of products, creating another growth engine for Drew,” Abrams concluded.

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, electric stabilizer jacks, and specialty trailers. From 51 factories located throughout the United States and one factory in

Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

-more-

Drew / page 2 of 2

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for Drew common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management, at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly steel, vinyl, aluminum, glass, and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

# # #